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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      __________________________________

                                  FORM 8-K

                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                                Date of Report
            (Date of earliest event reported) - January 26, 1995


                           VALLEY NATIONAL BANCORP
              (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)

              0-11179                       22-2477875
     (Commission File Number)   (IRS Employer Identification No.)

                   1445 Valley Road, Wayne, New Jersey  07470
                    (Address of Principal Executive Offices)

                                 (201) 305-8800
                         (Registrant's Telephone Number)

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Item 5 - Other Events

     On January 26, 1995, Valley National Bancorp ("Valley") issued a press release, announcing that it had signed a letter of intent with Lakeland First Financial Group, Inc. ("Lakeland"), for the acquisition of all the outstanding stock of Lakeland.
The press release and letter of intent are annexed as exhibits to this Form 8-K. The acquisition is anticipated to be a tax-free merger of Lakeland into Valley in which the shareholders of Lakeland will receive 1.225 shares of Valley's common stock, no par value ("Valley Common Stock") for each share of the common stock, $0.10 par value, of Lakeland ("Lakeland Common Stock"). The acquisition is expected to be accounted for as a pooling of interests.

     Pursuant to the letter of intent, holders of options to acquire Lakeland Common Stock will have the choice of either converting their options into whole shares of Valley Common Stock following the merger, or converting their options into options to acquire Valley Common Stock, subject to the same terms and conditions that governed the options to acquire Lakeland Common Stock.

     Lakeland Common Stock is traded on the NASDAQ National Market System under the symbol "LLSL" and shares of Lakeland Common Stock are registered under the Securities and Exchange Act of 1934, as amended ("1934 Act"). Further information concerning Lakeland is publicly available from filings made with the Securities and Exchange Commission pursuant to the 1934 Act. According to Lakeland's publicly available Form 10-Q for the three months ended September 30, 1994 (the "10-Q"), Lakeland had net income of $2,310,936 and net income per share of $0.58 during that three-month period. According to the 10-Q, as of September 30, 1994, Lakeland had total assets of $661,393,399, stockholders' equity of $51,191,659 and 3,881,398 shares of Lakeland Common Stock issued and outstanding. According to Lakeland's publicly available Form 10-K for the fiscal year ended June 30, 1994, Lakeland had net income of $8,540,027 and net income per share of $2.39 for the fiscal year ended June 30, 1994 and net income of $5,845,267 and net income per share of $1.66 for the fiscal year ended June 30, 1993.

     Lakeland is the holding company for Lakeland Savings Bank, a sixteen-branch bank headquartered in Succasunna, New Jersey.

     In connection with the letter of intent, Lakeland also granted Valley an option to acquire 1,250,000 shares of Lakeland's authorized but unissued common stock for an exercise price of $21.00 per share, in accordance with the terms and conditions set forth in the Stock Option Agreement which is attached as an Exhibit to this Form 8-K.

     The proposed merger is subject to the negotiation of a mutually satisfactory definitive agreement and then is subject to, among other conditions, the approval or waiver of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, and Lakeland shareholders. The letter of intent contemplates that Valley will appoint two of Lakeland's directors to Valley's Board of Directors at the closing of the merger.

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Item 7 - Exhibits

     99.1  Press Release, dated January 26, 1995

     99.2  Letter of Intent, dated January 26, 1995

     99.3  Stock Option Agreement, dated January 26, 1995

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   VALLEY NATIONAL BANCORP

Dated: February 2, 1995            By: ALAN D. ESKOW
                                       -------------------------
                                       Alan D. Eskow
                                       Senior Vice President

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                        INDEX TO EXHIBITS

99.1      Press Release, dated January 26, 1995

99.2      Letter of Intent, dated January 26, 1995

99.3      Stock Option Agreement, dated January 26, 1995